Anavex Prepares for Uplisting to NASDAQ, Announces Reverse Stock Split

NEW YORK, NY – October 6, 2015 – Anavex Life Sciences Corp. (“Anavex” or the “Company”) (OTCQX: AVXL), a clinical-stage biopharmaceutical company developing drug candidates to treat Alzheimer’s disease, other central nervous system (CNS) diseases, pain, and various types of cancer, today announced that it is finalizing an application to uplist trading of its common stock to the NASDAQ Capital Market. To meet the conditions of a NASDAQ listing, the Company announces a one-for-four (1-for-4) reverse stock split of its authorized, issued and outstanding common shares. The Company's common stock will begin trading on a post-split basis at the opening of trading on October 7, 2015.

“It is our belief that uplisting to a major exchange will allow a broader base of worldwide institutions, funds and retail investors to participate in our future success,” said Christopher U. Missling, PhD, President and Chief Executive Officer of Anavex. “This reverse stock split will help us meet the conditions to finalize our application for uplisting to NASDAQ.”

Following the reverse stock split, every four shares of issued and outstanding common stock will be converted to one post-reverse split share. All fractional shares will be rounded up to the nearest whole share.

The reverse stock split will reduce the authorized shares of common stock from 400,000,000 prior to the split to 100,000,000 after the reverse stock split.

As of October 7, Anavex common stock will trade under the ticker symbol AVXLD for a period of 20 business days. After that time or earlier once NASDAQ approves the uplisting requirements, the “D” will be removed and our Company's symbol will once again be AVXL. A new CUSIP number will be assigned to the Company's common stock as a result of the reverse split.

Shareholders should direct any questions concerning the reverse split to their bank or broker or the Company's transfer agent, Nevada Agency and Trust at +1 (775) 322-0626.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (OTCQX: AVXL) is a publicly traded biopharmaceutical company dedicated to the development of novel drug candidates to treat Alzheimer’s disease, other central nervous system (CNS) diseases, pain, and various types of cancer. Anavex’s lead drug candidate, ANAVEX 2-73, is currently in a Phase 2a clinical trial for Alzheimer’s disease. Initial positive data was presented at AAIC 2015 and full PART A data is expected by year end. ANAVEX 2-73 is an orally available drug candidate that targets sigma-1 and muscarinic receptors and successfully completed Phase 1 with a clean data profile. Preclinical studies demonstrated its potential to halt and/or reverse the course of Alzheimer’s disease. It has also exhibited anticonvulsant, anti-amnesic, neuroprotective and anti-depressant properties indicating its potential to treat additional CNS disorders. Further information is available at www.anavex.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For further information:

Anavex Life Sciences Corp.
Research & Business Development
Toll-free: 1-844-689-3939
Email: info@anavex.com

Shareholder & Media Relations
Toll-free: 1-866-505-2895
Outside North America: +1 (416) 489-0092
Email: ir@anavex.com
www.anavex.com

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